As filed with the Securities and Exchange Commission on November __, 2007
Registration No. 333-140193

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3663	20-5961564
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
(919) 767-3250
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Guy M. Campbell
Chief Executive Officer
Harris Stratex Networks, Inc.
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
(919) 767-3250
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:

Juan Otero General Counsel and Secretary Harris Stratex Networks, Inc. 120 Rose Orchard Way San Jose, California 95134 (408) 943-0777	Alan B. Kalin Bingham McCutchen LLP 1900 University Avenue East Palo Alto, California 94303 (650) 849-4400

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all conditions to the merger and the contribution transaction described herein have been satisfied or waived.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
EXPLANATORY NOTE
     This Post-Effective Amendment No.1 to the registration statement on Form S-1 of Harris Stratex Networks, Inc. (File No. 333-140193) is being filed to include financial information related to Harris Stratex Networks, Inc.’s fiscal year ended June 29, 2007 and the first fiscal quarter ended September 28, 2007. All required fees were paid at the time of filing the registration statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold using this prospectus until the post-effective amendment filed with the Securities and Exchange Commission is effective. This prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where such offer, solicitation or sale is not permitted.
Subject to completion, dated November ___, 2007
PROSPECTUS
520,445 Shares of Class A Common Stock
$0.01 par value
Harris Stratex Networks, Inc.
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
(919) 767-3250
     This prospectus relates solely to the issuance of up to an aggregate of 520,445 shares of our Class A common stock upon the exercise of warrants of Stratex Networks, Inc., or Stratex, assumed by us upon consummation of the transactions contemplated by the Amended and Restated Formation, Contribution and Merger Agreement, or the combination agreement, among us, Harris Corporation, or Harris, Stratex Merger Corp., or Merger Sub, and Stratex, dated as of December 18, 2006. Under the combination agreement, our wholly owned subsidiary, Merger Sub, merged with and into Stratex, and Harris simultaneously contributed its Microwave Communications Division and cash to the combined company. In the merger, we issued one-fourth of a share of Class A common stock for each outstanding share of Stratex common stock held by Stratex stockholders. In addition, we issued shares of our Class B common stock to Harris in connection with its contribution of the Microwave Communications Division and cash which represented 57% of our outstanding common stock immediately following the merger and Harris’ contribution.
     The warrants are currently exercisable for an aggregate of 520,445 shares of Class A common stock at an exercise price of $11.80 per share of Class A common stock issuable upon exercise.
     If all of the warrants were exercised on a cash basis, the aggregate net proceeds would be approximately $6,141,251. We intend to use any net proceeds received from the exercise of the warrants on a cash basis for working capital and general corporate purposes.
     The Class A common stock of Harris Stratex is listed on the NASDAQ Global Market with the symbol “HSTX”.
THE SHARES OF CLASS A COMMON STOCK INVOLVE A HIGH DEGREE OF RISK. SEE “RISK FACTORS”
BEGINNING ON PAGE 4
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated • , 2007.

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements of, about, concerning or regarding: our plans, strategies and objectives for future operations; our research and development efforts and new product releases and services; trends in revenue; drivers of our business and the markets in which we operate; future economic conditions, performance or outlook and changes in our industry and the markets we serve; the outcome of contingencies; the value of our contract awards; beliefs or expectations; the sufficiency of our cash and our capital needs and expenditures; our intellectual property protection; our compliance with regulatory requirements and the associated expenses; expectations regarding litigation; our intention not to pay cash dividends; seasonality of our business; the impact of foreign exchange and inflation; taxes; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “targets,” “goals,” “seeing,” “delivering,” “continues,” “forecasts,” “future,” “predict,” “might,” “could,” “potential,” or the negative of these terms, and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of the filing of this Annual Report on Form 10-K. Forward-looking statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we undertake no obligation, other than as imposed by law, to update forward-looking statements to reflect further developments or information obtained after the date of filing of this Annual Report on Form 10-K or, in the case of any document incorporated by reference, the date of that document, and disclaim any obligation to do so.
     The following are some of the factors we believe could cause our actual results to differ materially from expected and historical results. Other factors besides those listed here also could adversely affect us, including those in “Risk Factors,” below.
•	The recent acquisition of Stratex could be difficult to integrate and we may fail to see the expected synergies between the combined companies.

•	We participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures.

•	We derive a substantial portion of our revenue from international operations and are subject to the risks of doing business in foreign countries, including fluctuations in foreign currency exchange rates.

•	Our future success will depend on our ability to develop new products that achieve market acceptance.

•	We cannot predict the consequences of future geo-political events, but they may adversely affect the markets in which we operate, our ability to insure against risks, our operations or our profitability.

•	We have made, and may continue to make, strategic acquisitions that involve significant risks and uncertainties, including the diversion of management attention, difficulties in integration and a failure to realize expected synergies between the combined companies.

•	The inability of our subcontractors to perform, or our key suppliers to deliver our components or products, could cause our products to be produced in an untimely or unsatisfactory manner.

•	Third parties have claimed in the past and may claim in the future that we are infringing upon their intellectual property rights, and third parties may infringe upon our intellectual property rights.

•	The outcome of litigation or arbitration in which we are involved is unpredictable and an adverse decision in any such matter could have a material adverse affect on our financial position and results of operations.

•	We are subject to customer credit risk.

•	Developing new technologies entails significant risks and uncertainties.

•	We have significant operations in Florida that could be materially and adversely impacted in the event of a hurricane, and operations in California that could be materially and adversely impacted in the event of an earthquake.

•	Changes in our effective tax rate may have an adverse effect on our results of operations.

PROSPECTUS SUMMARY
     This summary highlights selected information contained in this prospectus and may not contain all of the information that is important to you. Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “Harris Stratex” “we”, “us”, “our” or the “combined company” mean Harris Stratex Networks, Inc.; all references to “Stratex” mean Stratex Networks, Inc.; all references to “Harris” mean Harris Corporation; and all references to the “Microwave Communications Division” or “MCD” mean the Microwave Communications Division of Harris Corporation.
Our Company
     We, together with our subsidiaries, are a leading global independent supplier of turnkey wireless network solutions and comprehensive network management software, backed by an extensive suite of professional services and support. We offer a broad portfolio of reliable, flexible, scalable and cost-efficient wireless network solutions, based on our innovative microwave radio systems and network management software. We serve all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on us to build, expand and upgrade their voice, data and video solutions and we are recognized around the world for innovative, best-in-class solutions and services.
Acquisition of Stratex Networks, Inc. and Combination with MCD
     On January 26, 2007, we completed our merger (the “Stratex acquisition”) with Stratex Networks, Inc. (“Stratex”) pursuant to a Formation, Contribution and Merger Agreement among Harris Corporation, Stratex, and Stratex Merger Corp., as amended and restated on December 18, 2006 and amended by letter agreement on January 26, 2007. In the transaction, Stratex Merger Corp., a wholly-owned subsidiary of the Company, merged with and into Stratex, with Stratex as the surviving corporation (renamed as “Harris Stratex Networks Operating Corporation”). Concurrently with the merger of Stratex and Stratex Merger Corp. (the “merger”), Harris Corporation contributed the Microwave Communications Division (“MCD”), along with $32.1 million in cash (comprised of $26.9 million contributed on January 26, 2007 and $5.2 million held by the Company’s international operating subsidiaries on January 26, 2007) to the Company (the “contribution transaction”).
     Pursuant to the merger, each share of Stratex common stock was converted into one-fourth of a share of our Class A common stock, and a total of 24,782,153 shares of our Class A common stock were issued to the former holders of Stratex common stock. In the contribution transaction, Harris Corporation contributed the assets of MCD, along with $32.1 million in cash, and in exchange, we assumed certain liabilities of Harris Corporation related to MCD and issued 32,913,377 shares of our Class B common stock to Harris Corporation. As a result of these transactions, Harris Corporation owned approximately 57% and the former Stratex shareholders owned approximately 43% of our total outstanding stock immediately following the closing.
     We completed the Stratex acquisition to create a leading global communications solutions company offering end-to-end wireless transmission solutions for mobile and fixed-wireless service providers and private networks.
     This prospectus relates to the issuance of 520,445 shares of class A common stock upon the exercise of certain warrants originally issued by Stratex and assumed by us under the terms of the combination agreement.
Business Segments
     We design, manufacture and sell a range of wireless networking products, solutions and services to mobile and fixed telephone service providers, private network operators, government agencies, transportation and utility companies, public safety agencies and broadcast system operators across the globe. Products include point-to-point digital microwave radio systems for mobile system access, backhaul, trunking and license-exempt applications, supporting new network deployments, network expansion, and capacity upgrades. We offer a broad range of products, including the products developed and sold by both Stratex and MCD. We deliver our products and services through three reportable business segments: North America Microwave, International Microwave and Network Operations. Network Operations serves all markets worldwide.
  North America Microwave
     The North America Microwave segment delivers microwave radio products and services to major national carriers and other cellular network operators, public safety operators and other government agencies, systems integrators, transportation and utility companies, and other private network operators within North America. A large part of our North American business is with the cellular backhaul and public safety segments.

     Historically, and prior to the merger of Stratex and Harris MCD, the North America Microwave segment accounted for the most significant portion of our revenue. Because substantially all of Stratex’s revenue was in international markets, our North America segment revenue declined to approximately 43% of our total revenue for fiscal 2007. We generally sell products and services directly to our customers. We use distributors to sell some products and services.
  International Microwave
     The International Microwave segment delivers microwave radio products and services to regional and national carriers and other cellular network operators, public safety operators, government and defense agencies, and other private network operators in every region outside of North America. Our wireless systems deliver regional and country-wide backbone in developing nations, where microwave radio installations provide 21st-century communications rapidly and economically. Rural communities, areas with rugged terrain and regions with extreme temperatures benefit from the ability to build an advanced, affordable communications infrastructure despite these challenges. A significant part of our international business is in supplying wireless segments in small-pocket, remote, rural and metropolitan areas. High-capacity backhaul is another major opportunity for us. We see the increase in subscriber density and the forecasted growth and introduction of new bandwidth-hungry 3G services as major drivers for growth is this market.
     Our International Microwave segment represented approximately 53% of our revenue for fiscal 2007. The addition of Stratex business contributes significantly to our International Microwave segment, since approximately 95% of Stratex’s historical revenue was in international markets. We generally sell products and services directly to our customers. We use agents and distributors to sell some products and services in international markets.
  Network Operations
     The Network Operations segment offers a wide range of software-based network management solutions for network operators worldwide, from element management to turnkey, end-to-end network management and service assurance solutions for virtually any type of communications or information network — including broadband, wireline, wireless and converged networks. The NetBoss product line develops, designs, produces, sells and services network management systems for these applications. Other element management product families include ProVision® and StarView™.
     Our Network Operations segment represented approximately 4% of our revenue for fiscal 2007. We generally sell products and services directly to our customers. We use agents, resellers and distributors to sell some products and services in international markets.
Corporate Information
     We were incorporated in Delaware in 2006 to combine the businesses MCD and Stratex. Our principal executive offices are located at 637 Davis Drive, Morrisville, North Carolina 27560. Our telephone number is (919) 767-3230. Our Internet address is www.harrisstratex.com. Our common stock is listed on the NASDAQ Global Market under the symbol HSTX.
The Offering

Class A common stock offered to holders of warrants.	520,445 shares.

Offering Price.	$11.80 per share of Class A common stock subject to adjustment in accordance with the terms of the warrants.

Plan of Distribution.	This prospectus relates to the issuance of Harris Stratex Class A common stock.

Use of proceeds.	We intend to use the net proceeds from the cash exercise of the warrants for working capital and general corporate purposes.

Nasdaq Global Market symbol.	“HSTX”

RISK FACTORS
     An investment in our Class A common stock is risky. Prior to making a decision about investing in our Class A common stock, you should carefully consider the specific risks discussed under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended June 29, 2007, filed on August 27, 2007, and in our other filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

USE OF PROCEEDS
     All net proceeds from the disposition of the Class A common stock covered by this prospectus will go to the holders of such shares or their transferees. We will not receive any proceeds from any dispositions of the Class A common stock covered by this prospectus. However, if all of the warrants to purchase the common stock covered by this prospectus are exercised in full, we would receive gross proceeds of approximately $6,141,251, which we intend to use for working capital and general corporate purposes. There can be no assurance that the Holders will choose to exercise any of the warrants.
DIVIDEND POLICY
     We do not expect to pay any dividends in the immediate future. We have a $50 million credit facility, and the covenants of that credit facility restrict us from paying dividends or making other distributions to our stockholders under certain circumstances. We also may enter into other credit facilities or debt financing arrangements that further limit our ability to pay dividends or make other distributions.

PLAN OF DISTRIBUTION
     We are offering shares of Class A common stock upon the exercise of certain warrants originally issued by Stratex as assumed by us pursuant to the Warrant Assumption Agreement.
     The warrants are immediately exercisable and will expire five years after their initial issuance date in September 2004. Each warrant entitles the holder to purchase one share of Class A common stock at an initial exercise price of $11.80 per share. This exercise price will be adjusted if specific events occur. We do not have the right to call or otherwise redeem the warrants. The warrants are exercisable to purchase an aggregate of 520,445 shares of Class A common stock. The warrants are exercisable upon surrender of the warrant certificate on or prior to the expiration date at our principal office, with the form of election to purchase on the reverse side of the warrant certificate completed and executed as indicated, accompanied by either (1) full payment of the exercise price, in U.S. currency, by certified check or money order payable to the order of the Company, for the number of warrants being exercised or (2) by “cashless exercise”. The cashless exercise option allows a warrant holder to elect to pay the exercise price due upon exercise of the warrants using shares of Class A common stock instead of cash. In a cashless exercise, we will determine the fair market value of the shares of Class A common stock at the time of exercise, calculate the number of shares of Class A common stock that equals the exercise price due (the full number is issued at first) and deduct (repurchase from the newly issued shares of Class A common stock) that number of shares of Class A common stock from the number of warrant shares issued. To the extent that the warrant holders elect to use the warrants’ “cashless exercise” option, then we will issuer fewer common shares than the total stated above. The exercise price and number of shares of Class A common stock issuable upon exercise of each warrant will be subject to adjustment in respect of events that may have a dilutive effect on its underlying share ownership interest.

DETERMINATION OF OFFERING PRICE
     The shares of Class A common stock offered hereby are issuable upon exercise of the warrants at a per share exercise price of $11.80, subject to adjustment, in accordance with the terms of the warrants.
DESCRIPTION OF CAPITAL STOCK
     The following is a description of the material terms of our capital stock and is qualified in its entirety by reference to (1)  our amended and restated certificate of incorporation, (2) our amended and restated bylaws, and (3) the applicable provisions of the Delaware General Corporation Law. This description is not complete, and you should read the full text of these documents to fully understand the terms and conditions of our capital stock.
Common Stock
     We are authorized under our certificate of incorporation to issue up to 450,000,000 shares, of which 300,000,000 shares are designated as Class A common stock, par value $0.01 per share, and 100,000,000 shares are designated as Class B common stock, par value $0.01 per share. Except as otherwise provided in our amended and restated certificate of incorporation, the Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects. As of September 28, 2007, 25,478,101 of Class A common stock have been issued and 32,913,377 shares of Class B common stock have been issued. As of that time, no shares were subject to outstanding options and other rights to purchase or acquire.
  Dividends
     Subject to the rights of the holders of any series of preferred stock that may be issued from time to time, the holders of our common stock are entitled to receive such dividends and distributions as may be declared on the common stock by the board of directors out of funds legally available for payment.
  Voting
     Except where otherwise required by our certificate of incorporation or bylaws, the holders of our common stock vote together as a single class. Each share of common stock entitles the holder to one vote on each matter upon which stockholders of the relevant class have the right to vote. However, our amended and restated certificate of incorporation provides the holders of Class B common stock with certain sole and exclusive rights, as further described below. In particular, the holders of Class B common stock have the sole and exclusive right to elect or remove the Class B directors. Further, our amended and restated certificate of incorporation cannot be amended or replaced to adversely affect the rights of holders of Class B common stock or to approve a new issuance of Class B common stock without the approval of the holders of a majority of Class B common stock.
  Rights on Liquidation
     Subject to the rights of the holders of any series of preferred stock that may be issued from time to time, in the event of any liquidation, dissolution or winding-up (whether voluntary or involuntary), the assets available for distribution to stockholders will be distributed in equal amounts per share to the holders of Class A common stock and the holders of Class B common stock, as if such classes constituted a single class. However, the holders of common stock will be entitled to participate in such a distribution only after we have paid in full all of its debts and after the holders of preferred stock of Harris Stratex have received their liquidation preferences in full. It is not expected that we will issue any preferred stock in the foreseeable future, although our management continually reviews the optimal capital structure for us.
  Subdivision, Combinations and Mergers
     If we split, subdivide or combine the outstanding shares of either the Class A or the Class B common stock, the outstanding shares of the other class of our common stock also will be split, subdivided or combined in the same manner proportionately and on the same basis per share. In the event of any merger, statutory share exchange, consolidation or similar form of corporate transaction involving us (regardless of whether we are the surviving entity), the holders of Class A and Class B common stock will be entitled to receive the same per share consideration, if any.

Special Rights of Holders of Shares of Class B Common Stock
  Exchange Rights
  Voluntary
     The holders of Class B common stock have the right at any time to exchange:
•	any outstanding shares of Class A common stock held by the holder for an equal number of shares of Class B common stock or

•	any outstanding shares of Class B common stock held by the holder for an equal number of shares of Class A common stock.
  Mandatory Exchange Rights
     Each share of Class B common stock automatically converts into one outstanding share of Class A common stock under the following circumstances:
•	the holders of all of the outstanding shares of Class B common stock (assuming that all of the outstanding shares of Class A common stock which are then exchangeable for shares of Class B common stock have been exchanged as described under “— Exchange Rights — Voluntary” above) are collectively entitled to cast less than 10% of the total voting power; or

•	such Class B common stock is transferred by a holder to any person who is not an affiliate of the holder or nominee of the holder or one of its affiliates unless such transfer is part of a transfer by the holder and its affiliates of all of the shares of Class B common stock then owned by them.
     For purposes of our amended and restated certificate of incorporation, “total voting power” means, at any time, the total number of votes then entitled to be cast generally in the election of Class A directors by all holders of all classes of our capital stock or securities outstanding and entitled to vote generally in the election of Class A directors (including the holders of Class B common stock).
  Board of Directors
  If the Class B Common Stock Constitutes a Majority
     At all times when the holders of all outstanding Class B common stock (assuming that all of the outstanding shares of Class A common stock which are then exchangeable for shares of Class B common stock have been exchanged as described under “— Exchange Rights — Voluntary” above) are collectively entitled to cast a majority of the total voting power:
•	there will be nine directors;

•	the holders of Class B common stock are permitted to elect five of the directors separately as a class; and

•	the quorum for action by the board of directors is a majority of the board of directors, which majority must include at least four Class B directors.
     The remaining four directors will be Class A directors nominated by a nominating committee consisting solely of Class A directors then in office and elected by the holders of Class A and Class B common stock voting together as a single class (as described above).
     In addition, at all times when we are required to have directors who satisfy the independence requirements for directors serving on an audit committee as prescribed by NASDAQ marketplace rules, a sufficient number of the Class A directors must satisfy those requirements so that there are enough Class A directors, together with any Class B directors who are required to or otherwise satisfy those independence requirements, to constitute an audit committee of the board of directors which complies with the applicable NASDAQ marketplace rule.

  If the Class B Common Stock Constitutes Less than a Majority
     At all times when the holders of all outstanding Class B common stock (assuming that all of the outstanding shares of Class A common stock which are then exchangeable for shares of Class B common stock have been exchanged as described under “— Exchange Rights — Voluntary” above) are collectively entitled to cast less than a majority but equal to or greater than 10% of the total voting power, the holders of Class B common stock are permitted to elect a number of Class B directors equal to its percentage of total voting power times the total number of directors comprising the board of directors (rounding down to the next whole number of directors).
     The remaining directors will be Class A directors nominated by a nominating committee meeting the requirements of the applicable NASDAQ marketplace rules and elected by the holders of Class A and Class B common stock voting together as a single class.
     In addition, at all times when we are required to have directors who satisfy the applicable independence requirements prescribed by the NASDAQ marketplace rules, a sufficient number of the Class A directors must satisfy those requirements so that there are enough Class A directors, together with any Class B directors who are required to or otherwise satisfy those independence requirements, to cause us to comply with the applicable NASDAQ marketplace rules.
  Removal and Vacancies
     Holders of Class B common stock have the right to remove any Class B director with or without cause at any time for any reason and will have the right to elect any successor director to the fill the vacancies created by such removal. Any vacancy created by the resignation, death or incapacity of a Class B director will be filled by the other Class B directors then in office and, if none, by the holders of Class B common stock, voting separately as a class.
     Only holders of Class A common stock, voting separately as a class, are permitted to remove the Class A directors without cause or fill vacancies created by such removal, if not filled by the Class A directors then in office. Holders of Class A and Class B common stock, voting together as a single class, have the sole right to remove the Class A directors for cause and the sole right to elect successor directors to fill any vacancy caused by such removal. Any vacancy created by the resignation, death or incapacity of a Class A director will be filled by the remaining Class A directors then in office and, if none, by the holders of Class A and Class B common stock, voting separately as a class.
  Freedom of Action and Corporate Opportunities
     Other than opportunities offered to an individual who is a director or officer of both us and the holder of the Class B common stock in writing solely in that person’s capacity as our officer or director, each holder of Class B common stock and its affiliates has the right to, and has no fiduciary duty or other obligation to us or any of our stockholders not to, take any of the following actions:
•	engage in the same or similar activities or lines of business as us or any of our subsidiaries or develop or market any products or services that compete, directly or indirectly, with those of us or any of our subsidiaries;

•	invest or own any interest in, or develop a business relationship with, any entity or person engaged in the same or similar activities or lines of business as, or otherwise in competition with, us or any of our subsidiaries;

•	do business with any client or customer of ours or any of our subsidiaries; or

•	employ or otherwise engage any former officers or employees of ours or any of our subsidiaries.
     Neither the holder of Class B common stock nor any of its affiliates nor any officer, director, employee or former employee of the holder or any of its affiliates that is not currently an employee of our or any of our subsidiaries (including any Class B directors) have any obligation, or be liable, to us, any of our subsidiaries or any of their stockholders for, or arising out of, the conduct described in the preceding paragraph or the exercise of Harris’ rights under the combination agreement or any related agreement, and none of these persons will be deemed to have acted (1) in bad faith, (2) in a manner inconsistent with our best interests of or those of any of our subsidiaries or any of their stockholders or (3) in a manner inconsistent with, or opposed to, any fiduciary duty owed by them to us, any of our subsidiaries or any of their stockholders because of such conduct or the exercise of their rights as contemplated by the combination agreement and any related agreement.

     If any holder of Class B common stock or any of its subsidiaries or any of their directors, officers or employees, including any such individuals who are also directors, officers or employees of our or any of our subsidiaries, acquires knowledge of a potential opportunity, transaction or matter which may be a corporate opportunity for both the holder or any of our subsidiaries or ours, then each person or entity who has a relationship with the Class B holder and us as described above will have the right to, and none of them shall have any fiduciary duty or other obligation not to, pursue such corporate opportunity for itself or to direct the corporate opportunity to any of its affiliates or to any third party. Under the circumstances described in the immediately preceding sentence, no person or entity who has a relationship with the Class B holder and us as described above:
•	will have any duty to communicate, offer or present the corporate opportunity to us or any of our subsidiaries, directors, officers or employees;

•	will have any liability to us, any of our subsidiaries or any of their stockholders for breach of any fiduciary duty or other duty, as a stockholder, director, officer or employee of ours or any of our subsidiaries or in any other capacity; or

•	will be deemed to have acted (1) in bad faith, (2) in a manner inconsistent with our best interests, those of any of our or any of their stockholders or (3) in a manner inconsistent with, or opposed to, any fiduciary duty owed by them to us, any of our subsidiaries or any of their stockholders because any person or entity who has a relationship with the Class B holder and us as described above pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to any of its affiliates or any third party, or does not communicate information regarding the corporate opportunity to us or any of our subsidiaries, directors, officers or employees.
However, a corporate opportunity offered to a person who is both our director or officer and a director or officer of the holder will belong to us if the corporate opportunity is expressly offered to the person in writing solely in his or her capacity as a director or officer of ours.
  Preemptive Rights
     Holders of Class B common stock have the right to preserve their proportionate interest in us by participating in any issuance of capital stock by us, but only when the holders of Class B common stock hold a majority of the total number of votes entitled to be cast generally in an election of our directors (other than an election of the Class B directors). If it elects to participate in the issuance, each holder of Class B common stock has the right to purchase up to that number of shares necessary to preserve its voting percentage at the same price and on the same terms and conditions otherwise being offered by us.
     The foregoing preemptive right does not apply to any issuances pursuant to any stock option, restricted stock or employee benefit plan of ours. However, at the end of each month, we will give the holders of Class B common stock written notice of all of the proposed issuances pursuant to any stock option, restricted stock or employee benefit plan, and each holder of Class B common stock will have the right within 15 days of receiving such notice to purchase for cash up to a sufficient number of shares of Class B common stock to prevent its total voting power from decreasing. The per share price for a purchase of Class B common stock pursuant to the monthly exercise notice will be the closing price of the Class A common stock on the trading day immediately preceding the date on which we received the notice of exercise.
  Preferred Stock
     We are authorized under our certificate of incorporation to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. As of September 28, 2007, no shares of preferred stock have been issued and no such shares were subject to outstanding options and other rights to purchase or acquire our shares of preferred stock. However, shares of preferred stock may be issued in one or more series from time to time by the board of directors, and the board is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of preferred stock. Subject to the determination of the board of directors, preferred stock would generally have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of a liquidation or dissolution.

LEGAL MATTERS
     Bingham McCutchen LLP, has provided an opinion regarding the validity of the shares of Harris Stratex Class A common stock to be issued upon the exercise of warrants.
EXPERTS
     The consolidated financial statements of Harris Stratex Networks, Inc. incorporated by reference in Harris Stratex Networks, Inc.’s Annual Report (Form 10-K) for the year ended June 29, 2007 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     With respect to the unaudited condensed consolidated interim financial information of Harris Stratex Networks, Inc. for the three-month periods ended September 28, 2007 and September 29, 2006, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated November 2, 2007, included in Harris Stratex Networks, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2007, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the publicly filed reports described below, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede the information contained in this prospectus. We specifically incorporate by reference in this prospectus the following documents we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, which we refer to hereafter as the Exchange Act (other than any portions of the respective filings that were furnished pursuant to Item 2.02 or 7.01 of Current Reports on Form 8-K or other applicable SEC rules) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the filing date and the effective date of the post-effective amendment of which prospectus is a part, or after such effective date and until the selling shareholders have sold all the shares:
•	our Annual Report on Form 10-K for the fiscal year ended June 29, 2007 filed with the SEC on August 27, 2007.

•	our Definitive Proxy Statement for the 2006 annual meeting of our shareholders, filed with the SEC on October 4, 2007.

•	our Quarterly Report on Form 10-Q for the fiscal quarters ended September 28, 2007 filed with the SEC on November 6, 2007.
     In addition, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any and all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requestor. If you need an additional copy of such document, you may request copies, at no cost, by writing or telephoning us at the following address:
HARRIS STRATEX NETWORKS, INC.
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
Attention: General Counsel and Secretary
Telephone: (919) 767-3250
Email: juan.otero@hstx.com

     Alternatively, you may access these reports or documents from our website at the following URL: http://www.harrisstratex.com/investors/financial.asp. The contents of our website are not incorporated by reference into this prospectus or our other SEC reports and filings.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document we file at SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet site.
     This prospectus is part of a registration statement on Form S-1 that we filed with the SEC (File No. 333-140193). Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. You may obtain a copy of any document we file at the SEC, including this registration statement, exhibits and schedules, without charge at the public reference rooms described above or at the SEC internet site. When a reference is made in this prospectus to any contract, agreement or other document, the reference may not be complete and you should refer to the copy of that contract, agreement or other document filed as an exhibit to the registration statement or to one of our previous SEC filings.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses of the Company (the “registrant”) in connection with the offering of the securities being registered. All of the amounts are estimates except for the SEC registration fee.

SEC registration fee	$681
Blue Sky fees and expenses	—
Printing and engraving expenses.	20,000
Legal fees and expenses	45,000
Accounting fees and expenses	70,000
Miscellaneous expenses	1,000

Total	$136,681	*

*	Most of these expenses were paid in connection with the previous filing of the registration statement.
ITEM 14. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.
     A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
     As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s certificate of incorporation and bylaws provide that the registrant will indemnify and hold harmless, to the fullest extent permitted by applicable law, a director or officer of the registrant against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by those persons in connection with any action, suit or proceeding in which they were, are, or threatened to be involved by virtue of their service as a director or officer of the registrant or their service at the request of the registrant as a director, officer, employee or agent of, or in any other capacity with respect to, another corporation or a partnership, joint venture, trust or other entity or enterprise. However, with limited exceptions, the registrant will indemnify such director or officer seeking indemnification in connection with an action, suit or proceeding initiated by such director or officer only if the action, suit or proceeding was authorized by the board of directors of the registrant. In addition, the registrant will pay, in advance of the disposition of any action, suit or proceeding, any reasonable expenses incurred by such a director or officer subject to such person agreeing to repay any such amounts if it is judicially determined that such person is not entitled to be indemnified for such expenses. The indemnification provided by the bylaws are not exclusive of any other rights such persons may have under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
     Prior to the transactions contemplated by the Formation, Contribution and Merger Agreement (which is included as Exhibit 2.1 of this registration statement), the registrant will amend and restate its certificate of incorporation and bylaws.
     The registrant’s certificate of incorporation and bylaws provide that the registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law, a director or officer of the registrant against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by those persons in connection with any action, suit or proceeding in which they were, are, or threatened to be involved by virtue of their service as a director or officer of the registrant or their service at the request of the registrant as a director, officer, employee or agent of, or in any other capacity with respect to, another corporation or a partnership, joint venture, trust or other entity or enterprise. However, with limited exceptions, the registrant will indemnify such director or officer seeking indemnification in connection with an action, suit or proceeding initiated by such director or officer only if the action, suit or proceeding was authorized by the board of directors of the registrant. In addition, the registrant’s certificate of incorporation and bylaws that provide that the registrant will pay, in advance of the disposition of any action, suit or proceeding, any reasonable expenses incurred by such a director or officer subject to such person agreeing to repay any such amounts if it is judicially determined that such person is not entitled to be indemnified for such expenses. The indemnification provided by the bylaws are not exclusive of any other rights such persons may have under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
     The registrant maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of the registrant’s amended and restated certificate of incorporation and amended and restated bylaws.
     The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law, the full text of the amended and restated certificate of incorporation of the registrant, which is filed as Exhibit 3.1 to this registration statement, and the full text of the amended and restated bylaws of the registrant, which is filed as Exhibit 3.2 to this registration statement.
ITEM 15. Recent Sales of Unregistered Securities.
     The registrant was formed in October 2006 and on October 5, 2006, it issued one share of its Class B common stock to Harris Corporation for an aggregate purchase price of $1.00. On January 26, 2007, the registrant issued 32,913,377 shares of its Class B common stock to Harris Corporation in exchange for certain assets and liabilities of the Microwave Communications Division of Harris Corporation and $32.1 million in cash.
     The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.
ITEM 16. Exhibits and Financial Statement Schedules.
(a) Exhibits
     The Exhibits to this registration statement are listed in the Exhibit Index commencing at page II-7 hereof.
ITEM 17. Undertakings.
     The undersigned registrant hereby undertakes as follows:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that:
     (A) Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
     (B) Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) If the registrant is a foreign private issuer, to file a post- effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (7) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on this 7th day of November, 2007.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Guy M. Campbell
	Name:	Guy M. Campbell
	Title:	Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Guy M. Campbell, Sarah A. Dudash and Juan Otero with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guy M. Campbell Guy M. Campbell	Chief Executive Officer; Director (Principal Executive Officer)	November 7, 2007
/s/ Sarah A. Dudash Sarah A. Dudash	Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2007
/s/ Charles D. Kissner Charles D. Kissner	Chairman of the Board	November 7, 2007
/s/ Eric C. Evans Eric C. Evans	Director	November 7, 2007
/s/ William A. Hasler William A. Hasler	Director	November 7, 2007
/s/ Clifford H. Higgerson Clifford H. Higgerson	Director	November 7, 2007

Signature	Title	Date
/s/ Howard L. Lance Howard L. Lance	Director	November 7, 2007
/s/ Dr. Mohsen Sohi Dr. Mohsen Sohi	Director	November 7, 2007
/s/ James C. Stoffel James C. Stoffel	Director	November 7, 2007
/s/ Edward F. Thompson Edward F. Thompson	Director	November 7, 2007

EXHIBIT INDEX

2.1	Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, among Harris Corporation, Stratex Networks, Inc., Harris Stratex Networks, Inc. and Stratex Merger Corp. (incorporated by reference to Appendix A to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 of Harris Stratex Networks, Inc. filed with the Securities and Exchange Commission on January 3, 2007, File No. 333-137980)

2.1.1	Letter Agreement, dated as of January 26, 2007, among Harris Corporation, Stratex Networks, Inc., Harris Stratex Networks, Inc. and Stratex Merger Corp. (incorporated by reference to Exhibit 2.1.1 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

3.1	Amended and Restated Certificate of Incorporation of Harris Stratex Networks, Inc. as filed with the Secretary of State of the State of Delaware on January 26, 2007 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 26, 2007, File No. 001-33278)

3.2	Amended and Restated Bylaws of Harris Stratex Networks, Inc. (incorporated by reference to Exhibit 3.2 to the Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2007, File No. 001-33278)

4.1	Specimen common stock certificates (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K, for the fiscal year ended June 29, 2007, File No. 001-33278)

4.2	Registration Rights Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007 (incorporated by reference to Exhibit 10.3 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

5.1	Opinion of Bingham McCutchen LLP†

10.1	Investor Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007 (incorporated by reference to Exhibit 10.1 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.2	Non-Competition Agreement among Harris Stratex Networks, Inc., Harris Corporation and Stratex Networks, Inc. dated January 26, 2007 (incorporated by reference to Exhibit 10.2 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.4	Intellectual Property Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007 (incorporated by reference to Exhibit 10.4 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.5	Trademark and Trade Name License Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007 (incorporated by reference to Exhibit 10.5 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.6	Lease Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007 (incorporated by reference to Exhibit 10.6 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.7	Transition Services Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007 (incorporated by reference to Exhibit 10.7 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.8	Warrant Assumption Agreement between Harris Stratex Networks, Inc. and Stratex Networks, Inc. dated January 26, 2007 (incorporated by reference to Exhibit 10.8 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.9	NetBoss Service Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007 (incorporated by reference to Exhibit 10.9 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.10	Lease Agreement between Harris Stratex Networks Canada ULC and Harris Canada, Inc. dated January 26, 2007 (incorporated by reference to Exhibit 10.10 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.11	Tax Sharing Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007 (incorporated by reference to Exhibit 10.11 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.13	Non-Competition Agreement, dated January 26, 2007, among Harris Stratex Networks, Inc., Stratex Networks, Inc. and Charles D. Kissner (incorporated by reference to Exhibit 10.13 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.14*	Employment Agreement, effective as of January 26, 2007, between Harris Stratex Networks, Inc. and Guy M. Campbell (incorporated by reference to Exhibit 10.14 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.15*	Employment Agreement, dated as of May 18, 2006, by and between Stratex Networks, Inc. and Thomas H. Waechter (incorporated by reference to Exhibit 10.15 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.15.1*	First Amendment, effective as of September 1, 2006, to Employment Agreement, dated as of May 18, 2006, by and between Stratex Networks, Inc. and Thomas H. Waechter (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Stratex Networks, Inc. for the Fiscal Quarter Ended September 30, 2006, File No. 000-15895)

10.16*	Employment Agreement dated as of January 26, 2007 between Harris Stratex Networks, Inc. and Sarah A. Dudash (incorporated by reference to Exhibit 10.15.1 to the Quarterly Report on Form 10-Q for the Fiscal Quarter Ended March 30, 2007, File No. 001-33278)

10.17*	Employment Agreement dated as of April 1, 2006 between Harris Stratex Networks, Inc. and Heinz Stumpe (incorporated by reference to Exhibit 10.15.2 to the Quarterly Report on Form 10-Q for the Fiscal Quarter Ended March 30, 2007, File No. 001-33278)

10.18*	Form of Employment Agreement, dated as of May 14, 2002, by and between the Stratex Networks, Inc. and Paul Kennard (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K of Stratex Networks, Inc. for the Fiscal Year Ended March 31, 2003, File No. 000-15895)

10.18.1*	Amendment A, effective as of April 1, 2006, to Employment Agreement, dated May 14, 2002, by and between Stratex Networks, Inc. and Paul Kennard (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Stratex Networks, Inc. for the Fiscal Quarter Ended June 30, 2006, File No. 000-15895)

10.18.2*	Amendment B, effective as of April 1, 2006, to Employment Agreement, dated May 14, 2002, by and between Stratex Networks, Inc. and Paul Kennard (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of Stratex Networks, Inc. for the Fiscal Quarter Ended June 30, 2006, File No. 000-15895)

10.19*	Restated Employment Agreement, dated as of May 14, 2002, by and between Stratex Networks, Inc. and Charles D. Kissner (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K of Stratex Networks, Inc. for the Fiscal Year Ended March 31, 2003, File No. 000-15895)

10.19.1*	Amendment to Employment Agreement, effective as of May 2, 2005, by and between Stratex Networks, Inc. and Charles D. Kissner (incorporated by reference to Exhibit 10.27 to Amendment No. 2 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 18, 2006, File No. 333-137980)

10.19.2*	Amendment to Employment Agreement, Amendment (B), effective as of April 1, 2006, by and between Stratex Networks, Inc. and Charles D. Kissner (incorporated by reference to Exhibit 10.28 to Amendment No. 2 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 18, 2006, File No. 333-137980)

10.19.3*	Third Amendment to Employment Agreement, dated as of December 15, 2006, by and between Stratex Networks, Inc. and Charles D. Kissner (incorporated by reference to Exhibit 10.29 to Amendment No. 2 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 18, 2006, File No. 333-137980)

10.20*	Standard Form of Executive Employment Agreement between Harris Stratex Networks, Inc. and certain executives (incorporated by reference to Exhibit 10.16 to the Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, File No. 001-33278)

10.21	Intentionally omitted.

10.22*	Sublicense Agreement, effective as of January 26, 2007, between Harris Stratex Networks, Inc. and Harris Stratex Networks Operating Corporation (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K of Stratex Networks, Inc. for the Fiscal Year Ended June 29, 2007, File No. 001-33278)

10.23*†	Harris Stratex Networks, Inc. 2008 Annual Incentive Plan (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K of Stratex Networks, Inc. for the Fiscal Year Ended June 29, 2007, File No. 001-33278)

10.24	Harris Stratex Networks, Inc. 2007 Stock Equity Plan (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 5, 2007, File No. 333-140442)

10.25*	Stratex Networks, Inc. 2002 Stock Incentive Plan (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 5, 2007, File No. 333-140442)

10.26*	Stratex Networks, Inc. (formerly DMC Stratex Networks, Inc.) 1999 Stock Incentive Plan (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 5, 2007, File No. 333-140442)

10.27*	Stratex Networks, Inc. (formerly Digital Microwave Corporation) 1994 Stock Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 5, 2007, File No. 333-140442)

10.28	Amended and Restated Loan and Security Agreement between Stratex Networks, Inc. and Silicon Valley Bank, dated January 21, 2004 (incorporated by reference to Exhibit 10.1 to the Report on Form 8-K of Stratex Networks, Inc. filed with the Securities and Exchange Commission on January 22, 2004, File No. 000-15895)

10.28.1	Amendment No. 1 to the Restated Loan and Security Agreement between Stratex Networks, Inc. and Silicon Valley Bank, dated May 04, 2005 (incorporated by reference to Exhibit 4.7 to the Annual Report on Form 10-K of Stratex Networks, Inc. on June 14, 2005, File No. 000-15895)

10.28.2	Amendment No. 2 to Amended and Restated Loan and Security Agreement between Stratex Networks, Inc. and Silicon Valley Bank, dated August 15, 2005 (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Stratex Networks, Inc. on November 9, 2005, File No. 000-15895)

10.28.3	Amendment No. 3 to Amended and Restated Loan and Security Agreement between Stratex Networks, Inc. and Silicon Valley Bank, dated December 28, 2005 (incorporated by reference to Exhibit 4.1 the Quarterly Report on Form 10-Q of Stratex Networks, Inc. on February 9, 2006, File No. 000-15895)

10.28.4	Amendment No. 4 to Amended and Restated Loan and Security Agreement between Stratex Networks, Inc. and Silicon Valley Bank, dated February 27, 2006 (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K of Stratex Networks, Inc. on June 14, 2006, File No. 000-15895)

10.28.5	Amendment No. 5 to Amended and Restated Loan and Security Agreement between Harris Stratex Networks Operating Corporation, a wholly owned subsidiary of Harris Stratex Networks, Inc. and the successor to Stratex Networks, Inc. and Silicon Valley Bank, dated February 23, 2007. (incorporated by reference to Exhibit 10.28 to the Annual Report on Form 10-K of Stratex Networks, Inc. for the Fiscal Year Ended June 29, 2007, File No. 001-33278)

21.1	List of Subsidiaries of Harris Stratex Networks, Inc. (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K of Stratex Networks, Inc. for the Fiscal Year Ended June 29, 2007, File No. 001-33278)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this report)

†	Previously Filed

*	Management compensatory plan